                                 EXHIBIT "10.0"


                               ADVISORY AGREEMENT

                                     BETWEEN

                     TRANSCONTINENTAL REALTY INVESTORS, INC.

                                       AND

                          PRIME ASSET MANAGEMENT, INC.


         THIS AGREEMENT dated as of July 1, 2003, between Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company"), and Prime Asset Management, Inc. (the "Advisor"), a Nevada corporation.

                              WITNESSETH:

         1. The Company owns a complex, diversified portfolio of real estate, mortgages and other assets, including many non-performing or troubled assets.

         2. The Company is an active real estate investment company with funds available for investment primarily in the acquisition of income-producing real estate and to a lesser extent in short and medium term mortgages.

         3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. DUTIES OF THE ADVISOR. Subject to the supervision of the Board of Directors, the Advisor will be responsible for the day-to-day operations of the Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

                  (a) preparing and submitting an annual budget and business plan for approval by the Board of the Company (the "Business Plan");


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                   (b) using its best efforts to present to the Company a
continuing and suitable investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;

                   (c) using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;

                   (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company including the investment of reserve funds and surplus cash in short-term money market investments;

                   (e) serving as the Company's investment and financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

                   (f) on behalf of the Company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

                   (g) consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange or otherwise), holding and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

                   (h) obtaining for the Directors such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including

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foreclosing and otherwise enforcing mortgage and other liens securing investments;

                   (i) obtaining for and at the expense of the Company such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, provided, however, the compensation for such services shall be agreed to by the Company and the service provider;
                   (j) advising the Company in connection with public or private sales of shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

                   (k) quarterly and at any time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

                  (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

                   (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company; and

                   (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

            2. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be


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construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

            3. RECORDS. At all times, the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at any time during ordinary business hours.

            4. ADDITIONAL OBLIGATIONS OF THE ADVISOR. The Advisor shall refrain from any action that would (a) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (b) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (c) otherwise not be permitted by the Articles of Incorporation of the Company.

            5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

            6. BOND. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company.


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            7. INFORMATION FURNISHED ADVISOR. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

            8. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

            9. ANNUAL BUSINESS PLAN AND BUDGET. No later than January 15th of each year, the Advisor shall submit to the Directors a written Business Plan for the current Fiscal Year of the Company. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board of Directors, the Advisor shall be authorized to conduct the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Directors unless made pursuant to authority expressly delegated to the Advisor. Within


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sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors with a report comparing the Company's actual performance for such quarter against the Business Plan.

            10. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding noninterested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

                  (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

                  (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Company, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Directors.

                  (d) "Book Value of Invested Assets" shall mean the Book Value of the Company's total assets (without deduction of any liabilities), but excluding


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(i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

                  (e) "Business Plan" shall mean the Company's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

                  (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                  (g) "Gross Asset Value" shall mean the total assets of the Company after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

                  (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

                  (i) "Net Asset Value" shall mean the Book Value of all the assets of the Company minus all the liabilities of the Company.

                  (j) "Net Income" for any period shall mean the Net Income of the Company for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11(a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

                  (k) "Net Operating Income" shall mean rental income less property operating expenses.

                  (l) "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles as determined by the independent auditors selected by the Directors and including the Gross Asset Fee payable to the Advisor



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and fees and expenses paid to the Directors who are not employees or Affiliates of the Advisor.

                  (m) The operating expenses shall exclude, however, the following:

                     (i) the cost of money borrowed by the Company;

                     (ii) income taxes, taxes and assessments on real property
                  and all other taxes applicable to the Company;

                     (iii) expenses and taxes incurred in connection with the
                  issuance, distribution, transfer, registration and stock exchange listing of the Company's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving and other fees);

                     (iv) fees and expenses paid to independent mortgage
                  servicers, contractors, consultants, managers and other agents retained by or on behalf of the Company;

                     (v) expenses directly connected with the purchase,
                  origination, ownership and disposition of Real Properties or Mortgage Loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, foreclosure and transfer agent services performed by employees of the Advisor;

                     (vi) expenses of maintaining and managing real estate
                  equity interests and processing and servicing mortgage and other loans;

                     (vii) expenses connected with payments of dividends,
                  interest or distributions by the Company to shareholders;



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                     (viii) expenses connected with communications to
                  shareholders and bookkeeping and clerical expenses for maintaining shareholder relations, including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

                     (ix) transfer agent's, registrar's and indenture trustee's fees and charges; and

                     (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for the maintenance of books and records of the Company.

                  Additionally, the following expenses of the Advisor shall be excluded:

                     (i) employment expenses of the Advisor's personnel
                  (including Directors, officers and employees of the Company who are directors, officers or employees of the Advisor or its Affiliates), other than the expenses of those employee services listed at (v) above.

                     (ii) rent, telephone, utilities and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained by the Company); and
                  (iii) the Advisor's overhead directly related to performance of its functions under this Agreement.

                  (n) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                  (o) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor


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         or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

         All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Company's Articles of Incorporation and Bylaws.

         11. ADVISORY COMPENSATION.

                  (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof, the Company shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Company hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Company at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.

                  (b) Net Income Fee. As an incentive for successful investment and management of the Company's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Company's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Company has Net Income in a quarter, the 7.5% Net Income fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third


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         business day following the filing of the report on Form 10-K with the
         Securities and Exchange Commission.

                  The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Company has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment during such Fiscal Year shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

                  (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the Company, the Advisor is to receive an Acquisition Commission equal to the lesser of
         (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

                  (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Company's Real Property, the Company shall pay to the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Company during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Company's books


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         for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such Real Property; provided however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Company's net investment, including capital improvements, calculated over the Company's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Company for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

                  (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Company, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Company or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

                  (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Company or refinancing on Company properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without


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         the approval of the Board of Directors. No fee shall be paid on loan extensions.

         12. LIMITATION ON THIRD PARTY MORTGAGE PLACEMENT FEES. The Advisor or any of its Affiliates shall pay to the Company, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Company, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Company or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         13. STATEMENTS. The Advisor shall furnish to the Company not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

         14. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Company shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time. In particular, but without limitation, if the Company shall request that the Advisor perform property management, leasing, loan


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disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

         15. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

                  (a) employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

                  (b) advertising and promotional expenses incurred in seeking investments for the Company;

                  (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and

                  (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

         16. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses not assumed by the Advisor and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Advisor:

                  (a) the cost of money borrowed by the Company;


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                  (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

                  (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities:

                  (d) fees, salaries, and expenses paid to officers, and employees of the Company who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

                  (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services.

                  (f) expenses of maintaining and managing real estate equity interests;

                  (g) insurance, as required by the Directors (including Directors' liability insurance);

                  (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Company;


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                  (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

                  (j) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

                  (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company and for preparing and filing Federal, State and Local tax returns;

                  (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

                  (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this Section 16;

                  (n) expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure proceedings;

                  (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

                  (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;


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                  (q) costs and expenses associated with risk management (i.e.
         insurance relating to the Company's assets);

                  (r) loan refinancing compensation; and

                  (s) expenses associated with special services requested by the Directors pursuant to Section 14 hereof.

         17. OTHER ACTIVITIES OF ADVISOR. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

         18. LIMITATION ON OPERATING EXPENSES. To the extent that the Operating Expenses of the Company for any Fiscal Year exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets of the Company at the end of each calendar month of such Fiscal Year, or (b) the greater of 1.5% of the average of the Net Asset Value of the Company at the end of each calendar month of such Fiscal Year or 25% of the Company's Net Income, the Advisor shall refund to the Company from the fees paid to the Advisor the amount, if any, by which the Operating Expenses so exceed the applicable amount, provided, however, that the


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Advisor shall not be required to refund to the Company, with respect to any
Fiscal Year, any amount which exceeds the aggregate of the Gross Asset Fees paid to the Advisor under this Agreement with respect to such Fiscal Year.

         19. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until the next Annual Meeting of Stockholders of the Company, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company and, if any Director is an Affiliate of the Advisor, the approval of a majority of the Directors who are not so affiliated. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Company to the Advisor or 120 days' written notice by the Advisor to the Company, in the former case by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor.

         20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         21. ASSIGNMENT. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the


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consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

         22. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

                  (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

                  (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

         The Advisor agrees that if any of the events specified in subsections
(b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.



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

         23. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

                  (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

                  (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors; and

                  (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor.

         24. MISCELLANEOUS. The Advisor shall be deemed to be in a fiduciary relationship to the stockholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         25. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

         The Directors and/or the Company:

              Transcontinental Realty Investors, Inc.
              1800 Valley View Lane
              Suite 300
              Dallas, Texas 75234
              Attention: President

         The Advisor:

              Prime Asset Management, Inc.
              1800 Valley View Lane
              Suite 300
              Dallas, Texas 75234
              Attention: Executive Vice President and Chief Financial Officer

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

         26. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         27. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

         28. EXECUTION. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an Officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.

         IN WITNESS WHEREOF, TRANSCONTINENTAL REALTY INVESTORS, INC. and PRIME ASSET MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                         TRANSCONTINENTAL REALTY
                                         INVESTORS, INC.



                                         By:      /s/ Ronald E. Kimbrough
                                              ---------------------------------
                                                  Ronald E. Kimbrough
                                                  Executive Vice President



                                         PRIME ASSET MANAGEMENT, INC.



                                         By:      /s/ Mark W. Branigan
                                              ---------------------------------
                                                  Mark W. Branigan
                                                  Executive Vice President


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